EXHIBIT 10.2

项目合作协议

Joint Project Contract

甲方：宝枫生物科技（北京）有限公司

PARTY A: Bao Feng Biotech (Beijing) Co.,Ltd

乙方：国家卫生健康委职业安全卫生研究中心

PARTY B: National health and occupational safety and health research center

为了促进功能神经内科以及神经酸产业发展，甲乙双方就研发项目、检测项目共同合作。为双方经过平等协商，在真实、充分地表达各自意愿的基础上，根据《中华人民共和国合同法》的规定，达成如下协议，并由双方共同恪守。

In order to promote the development of functional neurology department and neurotic acid industry, PARTY A and PARTY B shall cooperate on research and development projects and testing projects. The following agreement is reached by and between the parties through equal consultation and based on the true and full expression of each party's will in accordance with the provisions of the contract law of the People's Republic of China, and shall be adhered to by both parties.

一、合作具体内容如下：

I. Specific contents of the cooperation are as follows:

1.由甲方设立或者转让项目，乙方来承接完成。甲方承诺原则上每年提供不少于20万或五年不少于100万的技术服务合作项目。项目范围包括但不仅限于：氨基酸、脂肪酸、有机酸的测定，血药浓度，非靶向代谢组学研究等，具体项目另立独立的合同或协议。

1. PARTY A shall establish or transfer the project, and PARTY B shall undertake and complete it. PARTY A promise to provide technical service cooperation projects of no less than 200,000 yuan per year or no less than 1,000,000 yuan for five years in principle. The scope of the project includes but is not limited to: determination of amino acids, fatty acids, organic acids, blood concentration, untargeted metabolomics research, etc., and the specific project shall establish independent contracts or agreements.

2.乙方为甲方设立相应的实验室1间（有机提取实验室）用于样本提取，纯化和分析，作为甲乙双方共建实验室，并可挂牌展示（拟名称：“遗传代谢重点实验室”）。实验室在保证安全的情况下，对甲方开放，用于样本的化学提取。其中乙方保证该间实验室上下水以及通风橱的正常使用。甲方实验

过程中所需特殊设备应自己配备，甲方应保障实验过程中的安全问题。化学提取样品的检测由甲方承担，具体费用分配以独立的项目合同为主。

2. PARTY B shall set up a corresponding laboratory (organic extraction laboratory) for sample extraction, purification and analysis for PARTY A and PARTY B, which shall be a laboratory jointly built by PARTY A and PARTY B and may be put on display (proposed name: "key laboratory of genetic metabolism"). The laboratory is open to PARTY A for the chemical extraction of samples under the condition of ensuring safety. PARTY B shall ensure the normal use of the water supply and discharge of the laboratory and the fume hood. PARTY A shall equip itself with special equipment needed during the experiment, and PARTY A shall guarantee the safety problems during the experiment. The testing of chemical extraction samples shall be undertaken by PARTY A, and the specific cost allocation shall be mainly based on independent project contracts.

3.该实验室暂不涉及注册、审批等程序，如果后期甲方有需要，由甲方负责上述事项，乙方协助甲方办理。未来实验室以任意一方的名义与第三方合作，必须双方协商。

3. The laboratory does not involve registration, approval and other procedures. If PARTY A needs it later, PARTY A shall be responsible for the above matters and PARTY B shall assist PARTY A to handle them. Future laboratory shall cooperate with the third party in the name of either party through negotiation.

4.实验室日常管理双方可各选派一名人员完成，具体分配以独立的项目合同为主。

4. Each party can select one person to complete the daily management of the laboratory, and the specific allocation is mainly based on independent project contract.

5.当乙方出现转移实验室，或者例如房屋改造等影响共建实验室使用和场地变更问题时，需提前告知甲方。原则上，当乙方搬迁或者改造后，依然有场地用于实验室共建。

5. PARTY B shall inform PARTY A in advance of any problems affecting the use of the co-built laboratory or site change, such as the transfer of the laboratory or the renovation of the building. In principle, after PARTY B moves or transforms, there will still be space for laboratory co-construction.

6.甲方不得假借乙方单位名称或以乙方名义从事虚假宣传和欺诈行为。

6. PARTY A shall not engage in false publicity and fraud in the name of PARTY B or in the name of PARTY B.

7.双方合作期间不得开展违反国家法律法规或危及人身安全的项目。

7. During the cooperation, the parties shall not carry out projects that violate national laws and regulations or endanger personal safety.

二、甲乙双方违反本协议约定的，对方有权解除合同。本协议有效期自2019年 6月20日至 2023年 6月20日。

II. If either PARTY Breaches this agreement, the other party shall have the right to terminate this contract. This agreement shall be valid from June 20, 2019 solstice June 20, 2023.

三、本合同在履行中如发生争议，双方应协商解决，协商不成时，任何一方均有权向乙方所在地人民法院提起诉讼。

III. If disputes arise in the execution of this contract, both parties shall settle them through consultation. If the consultation fails, either party shall have the right to bring a lawsuit to the people's court where Party B is located. If no agreement can be reached through negotiation, either party shall have the right to bring a lawsuit to the people's court where PARTY B is located.

四、甲方所提供的“公司简介”内容真实、完整，若协议有效期内发生变动，应及时书面通知乙方。

IV. The "company profile" provided by PARTY A is true and complete. If there is any change during the term of this agreement, PARTY A shall promptly notify PARTY B in writing.

五、此协议一式  份，甲方执  份，乙方执  份，本协议经双方签字盖章生效，未尽事宜协商解决，另签补充协议 。

甲方（签章）           乙方（签章）

日期：年 月 日      日期：年 月 日

V. This agreement is made in duplicate; with PARTY A holding one copy and PARTY B holding the other. This agreement shall come into force upon signature and seal by both parties.

PARTY A (signature and seal)

PARTY B (signature and seal)

Date:

附件（其他说明）

Annex (other notes)

一. 共建实验室目的

第一，是便于承接如宣武医院等大型医院临床血药浓度监测类的大项目。第二，方便甲方利用全国渠道，吸引更多代谢分析类的科研服务，与乙方共盈利。第三，该实验室用于宝枫生物企业神经酸的提取和纯化。

二. 共建成果分配

共建实验室按照项目进行合作和收/付费，不涉及共有成果问题。原则上成果属于出资方。具体分配按项目具体合同方案实施。

I. Purpose of Co-construction of laboratories

First, it is convenient to undertake large projects such as Xuanwu Hospital and other large hospitals in monitoring clinical blood drug concentration. Second, it is convenient for Party A to make use of national channels to attract more metabolic analysis research services and make profits with Party B. Thirdly, the laboratory is used to extract and purify nervonic acids from Bao Feng Biological Enterprise.

II. Sharing of Joint Achievements

The co-construction of laboratories shall cooperate and collect/pay according to the project, without involving the issue of shared results. In principle, the results belong to the investor. The specific allocation shall be carried out according to the specific contract scheme of the project.

三. 宝枫生物科技（北京）有限公司简介

宝枫生物作为中元生物科技控股集团旗下国内运营全资子公司，截止到今年3月份，公司资产估值1500余万元，主要从事植物源神经酸及相关脑健康产品研发、生产、销售，是全球权威的提供脑健康整体解决方案的准独角兽公司。母公司以其领先的技术，活跃的市场和担负的社会责任，计划于2019年底在美国纳斯达克上市，宝枫生物作为中国的技术和市场代表，即将成为世界瞩目的脑健康科技焦点，立足中国、放眼世界！

宝枫生物科技（北京）有限公司成立于2012年，是一家专业从事元宝枫植

物源神经酸研发、及神经酸相关的脑健康产品研发、生产、销售及技术服务为一体的的生物科技公司。并获得国家颁发高新技术企业证书。公司具有以下特点优势：

1. 资源优势：

公司独家签约内蒙古科尔沁沙漠元宝枫优质籽源合作基地和辽宁长白山林区的元宝枫优质籽源合作基地。宝枫生物作为中国木本油料产业技术创新战略联盟理事长单位，是木本油料元宝枫项目现代新型农业及生物全产业链推广发展的先行者、践行者。

2. 技术优势

背靠中国医科大学（公司共建单位），2018年与中国医科大学建立合作，共同探究神经酸在高原脑健康方面的世界性突破。已经申请四项专利技术和获得六项软件著作权。在产品技术研发生产上，公司拥有卓越的管理团队和优秀的专家委员会。专家委员会成员来自林业、食用油、生物技术研究与开发领域的各个方面。公司在发展的过程中，培养了一批优秀的管理人员和一大批生产经营骨干，在管理上实现了规模化、科学化。

公司与中国科学院、北京林业大学、香港大学、美国医学营养保健品研发机构、日本国际农业科技研究院等国内外多家著名科研机构深入合作。展开脑健康和阿尔兹海默症保健品、功能食品、高纯度植物源神经酸原料的技术研发和产品开发。目前已开发出数种针对脑健康的功能食品，并且公司已掌握提取神经酸的技术及工艺，具备进行工业化生产神经酸的优越条件。

3. 政策和生产优势

2011年3月22日国家卫生部正式发出公告，批准元宝枫籽油作为新资源食品。2017年5月31日，国家卫计委正式发出公告，批准神经酸作为新资源食品。

公司研发生产的元宝枫脑健康配方油、元宝枫神经酸油、脑动力胶囊等产品，均具有较高的企业标准和全面的质量体系。旗下木之源脑健康型配方油系列产品由中国农垦（集团）总公司监制，中国人民财产保险股份有限公司质量承保。

公司使命：将神经酸产品普惠大众，为人类的生命健康而不懈努力。

公司愿景：引领神经酸产业发展，打造世界脑健康第一品牌!

III. Introduction of Bao Feng biotechnology (Beijing) co., LTD

As a wholly-owned domestic operation subsidiary of Zhongyuan biotechnology holding group, Bao Feng biological is mainly engaged in research and development, production and sales of botanic acid and related brain health products, with an asset value of more than 15 million yuan as of march this year. It is a global authoritative quasi-unicorn company providing overall brain health solutions. With its leading technology, active market and social responsibility, the parent company plans to be listed on nasdaq in the United States by the end of 2019. As the representative of China's technology and market, Bao Feng biology will soon become the focus of brain health technology attracting worldwide attention.

Bao Feng biotechnology (Beijing) co., LTD. founded in 2012, is a biotechnology company specializing in the research and development of nervonic acid, and the research and development, production, sales and technical services of nervonic acid-related brain health products. And the state issued a high-tech enterprise certificate. The company has the following advantages:

1. Resource advantages:

The company has exclusively signed the cooperation base of high-quality seed source of Acer Truncatum in the horqin desert of Inner Mongolia and the cooperation base of high-quality seed source of Acer Truncatum in the changbai mountain forest area of liaoning. As the chairman of China woody oil industry technology innovation strategic alliance, Bao Feng biological is the pioneer and practitioner of the whole industrial chain promotion and development of modern new agriculture and biology of the woody oil Acer Truncatum project.

2. Technical advantages

Backed by China medical university (co-owned by the company), the company has established cooperation with China medical university in 2018 to jointly explore the worldwide breakthrough of nervonic acid in plateau brain health. It has applied for four patents and obtained six software Copyrights. In the product technology research and development production, the company has an excellent management team and excellent expert committee. The expert committee members come from all aspects of forestry, edible oil and biotechnology research and development. In the process of development, the company has cultivated a number of excellent management personnel and a large number of production and operation backbone, and realized large-scale and scientific management.

The company has deep cooperation with many famous scientific research institutions at home and abroad, such as Chinese academy of sciences, Beijing Forestry University, Hong Kong University, American medical nutrition and health products research and development institute, and Japan international agricultural science and technology research institute. Carry out technical research and development of brain health and alzheimer's health care products, functional foods, and raw materials of high purity plant-based nervonic acid. At present, several kinds of functional foods for brain health have been developed, and the company has mastered the technology and process of extracting nervonic acid, and has the superior conditions for industrial production of nervonic acid.

3. Policy and production advantages

On March 22, 2011, the ministry of health officially issued a notice to approve Acer Truncatum seed oil as a new resource food. On May 31, 2017, the national health and family planning commission (NHFPC) officially issued a notice approving nervonic acid as a new resource food.

The products developed and produced by the company, such as healthy formula oil, nervonic acid oil, and neuro enhancer capsule, all have high enterprise standards and comprehensive quality system. Its mu zhiyuan brain health formula oil series products are supervised by China agricultural reclamation (group) corporation and underwritten by China people's property insurance co., LTD.

Our mission: to make neurotic acid products universally accessible to the public and make unremitting efforts for human life and health.

Company vision: lead the development of nervonic acid industry; build the world's first brand of brain health!